Exhibit 99.1

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Appoints Wajid Ali to Board of Directors

Santa Ana, CA – May 9, 2024 – TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, quick-turn and technologically advanced printed circuit boards (“PCB”), announced today that Mr. Wajid Ali has been appointed by the unanimous vote of the remaining Directors to serve as a new Class I director on the Board, effective immediately. Mr. Ali succeeds outgoing Class I director Dr. Dov S. Zakheim, who retired on May 8, 2024, pursuant to the TTM Corporate Governance Guidelines that prescribes a mandatory retirement for directors at the age of 75. Dr. Zakheim served as a director of the Company since July 2010.

Mr. Ali is a seasoned public company executive with over 20 years of experience in the technology industry. He is the current Chief Financial Officer of Lumentum Holdings Inc. and oversees Lumentum’s overall financial operations and information technology group. Mr. Ali is expected to serve on the Audit Committee of the Board.

Before joining Lumentum, Mr. Ali was the Senior Vice President and Chief Financial Officer at Synaptics Incorporated. Before Synaptics, Mr. Ali was Vice President and Controller at Teledyne Technologies, Incorporated. Prior to Teledyne, he served as Chief Financial Officer at DALSA Corp., a semiconductor company that was acquired by Teledyne in 2011. Mr. Ali also held key financial management positions at AMD and ATI, overseeing the finance functions for large business groups.

Mr. Ali holds a Bachelor of Arts and a Master of Arts degree in Economics from York University; a Master of Business Administration degree from the Schulich School of Business, York University; and CPA and CMA designations from the Chartered Professional Accountants of Ontario, Canada.

“We are very appreciative of the exceptional service of Dov Zakheim over the years. We have benefitted immeasurably from his leadership as a Board member and Chairman of our Government Security Committee and his many other contributions to the success of TTM, particularly as we strengthened our company through strategic acquisitions and divestitures aimed at further differentiating our leading position in the Aerospace and Defense sector,” said Tom Edman, President and CEO of TTM. “We are also pleased to have Wajid join our Board. We anticipate that his extensive financial background in industrial technology, coupled with his experience in the Aerospace and Defense sector, will bolster the Board’s capabilities as we look forward to the future for TTM.”

After Dr. Zakheim’s retirement and Mr. Ali’s appointment, the Board continues to consist of nine directors, eight of whom are independent under NASDAQ rules.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including mission systems, RF components/RF microwave/microelectronic assemblies, quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.